Exhibit 21

                                 Subsidiaries
                                  VPGI Corp.
                                  ----------
                                June 30, 2006

                                                        Date
                                     State of         Acquired/
 Name                              Incorporation       Created       Status
 ----                              -------------       -------       ------
 (100% ownership,
      unless otherwise shown)

 uniView Technologies Products
      Group, Inc.                      Texas          08-10-98      Inactive

 uniView Softgen Corporation (61%)     Texas          10-27-99      Inactive

 uniView Asia Limited (60%)            Hong Kong      06-26-02      Inactive

 Curtis Mathes Corporation             Delaware       11-12-93      Inactive

 Venture Pacific Group, Inc. ("VPG")   Texas          11-16-04      Active

      Test Secure International, Inc. (formerly Online Testing Services, Inc.; wholly owned subsidiary of VPG)

      uniView Technologies Corp. (formerly VPG India Corp.; wholly owned subsidiary of VPG)

      Global Knowledge Group, Inc. (80% owned by VPG)